Exhibit 99.1

PriceSmart, Inc.

9740 Scranton Road

San Diego, CA 92121-1745

Tel 858 404-8826

Fax 858 404-8848

PriceSmart Announces Third Quarter Results

SAN DIEGO, CA (July 15, 2004) - PriceSmart, Inc. (NASDAQ: PSMT) (www.pricesmart.com) today announced financial results for the third quarter and nine months ended May 31, 2004.

For the third quarter of 2004, total revenues declined 12.4% to $146.0 million, from $166.7 million in the third quarter of fiscal year 2003. Net warehouse club sales decreased 11.6% to $142.2 million in the current quarter, from $160.8 million in the third quarter of fiscal 2003. Excluding $15.2 million in wholesale telephone card sales in the Philippines, which management believes yields a more meaningful comparison, net warehouse sales decreased 2.3% from the comparable period sales of $145.6 million in fiscal 2003. The Company had an operating loss of $6.2 million in the third quarter of 2004, compared to an operating loss of $7.7 million in the third quarter last year. The third quarter 2004 operating loss included a non-cash real estate write down in the amount of $3.3 million following the receipt of revised market price information for a potential sublease of a closed warehouse building in the Philippines. Third quarter 2004 net loss attributable to common stockholders was $7.5 million or $(1.01) per diluted share, compared to net loss attributable to common stockholders of $8.1 million or $(1.18) per diluted share in the third quarter last year.

For the nine months ended May 31, 2004, total revenues decreased 10.6% to $459.5 million, from $514.1 million in the first nine months of last year. Net warehouse sales declined 9.9% to $447.4 million in the first nine months of fiscal 2004 from $496.3 million in the first nine months of fiscal 2003. Excluding $23.9 million in wholesale telephone card sales in the Philippines, which management believes yields a more meaningful comparison, net warehouse sales decreased 5.3%. The operating loss for the first nine months of 2004 was $11.8 million, compared to operating income of $1.7 million in the comparable period last year. The nine month 2004 operating loss included $5.4 million of asset impairment and closure costs from closed warehouse clubs. The nine month net loss attributable to common stockholders was $18.9 million or $(2.61) per diluted share, compared to net loss attributable to common stockholders of $6.1 million or $(0.89) per diluted share in the comparable period last year.

There were 25 warehouse clubs in operation at the end of May 2004 (excluding 3 unconsolidated warehouse clubs in Mexico that are owned through a 50/50 joint venture) compared to 28 at the end of May last year. The Company opened another warehouse club in Aseana, Metro Manila, Philippines on June 9, 2004.

Commenting on the results for the quarter, Robert Price, Chairman and Interim Chief Executive Officer, said, “We are pleased that the third quarter sales trend improved compared to the first six months of the year. Also, during the third quarter, PriceSmart announced that Jose Luis Laparte has been appointed to be President of the Company effective October 2004. I am hopeful that improvements will continue in overall merchandising and operations, while recognizing the challenges we need to address.”

Conference Call

Management will provide additional details about the third quarter and will answer questions sent in advance, during an audio presentation that will be available beginning at 9:00 a.m. ET on Monday, July 26, 2004. Questions for management should be e-mailed to ehernandez@pricesmart.com or faxed to 858-404-8848 by Wednesday, July 21, 2004 at 5:00 p.m. ET. Interested parties may listen to the presentation by visiting the Investor Relations section of the Company’s web site at www.pricesmart.com or by dialing 888-286-8010 (617-801-6888 for international callers) and entering the code 62453591 from 9:00 a.m. ET on Monday, July 26, 2004 until 5:00 p.m. ET on Wednesday, August 4, 2004.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean and Asia, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 12 countries and one U.S. territory (four in Panama; three each in Costa Rica, and the Philippines; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 11 warehouses in China and one in Saipan, Micronesia and has an additional three warehouse clubs in Mexico as part of a 50/50 joint venture with Grupo Gigante, S.A. de C.V.

This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: recent legal actions filed against us could adversely affect our future results of operations and financial position; we had a substantial loss in fiscal 2003 and the first nine months in fiscal 2004 and may continue to incur losses in future periods; we may not have adequate cash to meet operating and capital needs in future periods; we expect to incur substantial legal and other professional service costs; our financial performance is dependent on international operations; any failure by us to manage our growth could adversely affect our business; we face significant competition; we may encounter difficulties in the shipment of goods to our warehouses; the success of our business requires effective assistance from local business people with whom we have established strategic relationships; we are exposed to weather and other risks associated with our operations in Latin America, the Caribbean and Asia; declines in the economies of the countries in which we operate our warehouse stores would harm our business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to volatility in foreign currency exchange; and a determination that the Company’s goodwill and intangible assets have been impaired as a result of a test under Statement of Financial Accounting Standards (“SFAS”) No. 142 could adversely affect the Company’s future results of operations and financial position; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on July 15, 2004. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to current period presentation.

For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2004	August 31, 2003
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,559	$17,722
Receivables, net of allowance for doubtful accounts of $637 and $698, respectively	3,434	5,970
Receivables from unconsolidated affiliate	1,234	1,086
Merchandise inventories	59,057	73,668
Prepaid expenses and other current assets	10,806	8,004
Income tax receivable	—	1,331

Total current assets	84,090	107,781

Restricted cash	28,405	32,129
Property and equipment, net	177,116	186,027
Goodwill, net	23,071	23,071
Deferred tax assets	16,327	16,502
Other assets	8,667	8,579
Investment in unconsolidated affiliate	13,097	16,996

TOTAL ASSETS	$350,773	$391,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$14,080	$20,086
Accounts payable	52,666	68,504
Accounts payable to and advances received from related parties	11,744	—
Accrued salaries and benefits	3,924	3,556
Deferred membership income	3,931	4,080
Income tax payable	731	—
Other accrued expenses	11,394	9,142
Long-term debt, current portion	15,733	14,426

Total current liabilities	114,203	119,794
Deferred rent	1,079	968
Accrued closure costs	3,953	3,128
Long-term debt, net of current portion	85,534	99,616

Total liabilities	204,769	223,506
Minority interest	3,712	8,160
Commitment and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized;
Series A convertible preferred stock– 20,000 shares designated, issued and outstanding (liquidation preference of $21,467 and $20,267, respectively)	19,914	19,914
Series B convertible preferred stock– 30,000 shares designated, 22,000 shares issued and outstanding (liquidation preference of $23,574 and $22,254, respectively)	21,975	21,983
Common stock, $.0001 par value, 20,000,000 shares authorized; 7,775,655 and 7,285,563 shares issued, respectively	1	1
Additional paid-in capital	170,356	164,120
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(467)	(685)
Deferred compensation	(2,165)	(1,314)
Accumulated other comprehensive loss	(17,798)	(14,022)
Accumulated deficit	(43,506)	(24,560)
Less: treasury stock at cost; 413,650 shares	(9,397)	(9,397)

Total stockholders’ equity	142,292	159,419

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$350,773	$391,085

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31, 2004	May 31, 2003	May 31, 2004	May 31, 2003
Revenues:
Sales:
Net warehouse	$142,170	$160,836	$447,379	$496,262
Export	169	2,292	978	5,954
Membership income	2,232	2,028	6,512	6,290
Other revenue	1,423	1,507	4,671	5,592

Total revenues	145,994	166,663	459,540	514,098

Operating expenses:
Cost of goods sold:
Net warehouse	122,521	143,342	386,994	428,997
Export	167	2,212	998	5,691
Selling, general and administrative:
Warehouse operations	19,976	20,955	60,918	59,865
General and administrative	5,490	7,197	16,510	16,381
Preopening expenses	322	649	488	1,513
Asset impairment and closure costs	3,684	—	5,416	—

Total operating expenses	152,160	174,355	471,324	512,447

Operating income (loss)	(6,166)	(7,692)	(11,784)	1,651

Other income (expense):
Interest income	581	791	1,849	2,235
Interest expense	(2,557)	(2,955)	(7,958)	(7,997)
Other income (expense)	(25)	4	(117)	18
Income from related party	500	—	500	—
Equity of unconsolidated affiliate	(565)	(905)	(1,346)	(2,318)
Minority interest	2,601	822	3,610	712

Total other income (expense)	535	(2,243)	(3,462)	(7,350)

Loss before income taxes	(5,631)	(9,935)	(15,246)	(5,699)
Provision (benefit) for income taxes	991	(2,226)	1,180	(786)

Net loss	(6,622)	(7,709)	(16,426)	(4,913)
Preferred dividends	840	400	2,520	1,200

Net loss attributable to common stockholders	$(7,462)	$(8,109)	$(18,946)	$(6,113)

Loss per share – common stockholders:
Basic	$(1.01)	$(1.18)	$(2.61)	$(0.89)
Diluted	$(1.01)	$(1.18)	$(2.61)	$(0.89)
Shares used in per share computation:
Basic	7,362	6,872	7,268	6,863
Diluted	7,362	6,872	7,268	6,863